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                                         EXHIBIT 23.2


                                  CONSENT OF PERRY-SMITH LLP












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                          INDEPENDENT AUDITORS' CONSENT





We consent to incorporation by reference in the registration statement on Form S-8 of Central Valley Community Bancorp of our report dated February 3, 2000, relating to the consolidated balance sheet of Clovis Community Bank as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the three years in the period ended December 31, 1999.

                                   /s/ Perry-Smith LLP


Sacramento, California
November 17, 2000




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